    EXHIBIT 99.1

Raptor Pharmaceutical Commences
Phase 2 Clinical Trial of
DR Cysteamine for the Potential
Treatment of Huntington’s Disease

Raptor Announces Grant Award and NeuroTransTM IP Update

Novato, California, November 8, 2010 – Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), today announced that the first patient has been dosed in its Phase 2 clinical trial of DR Cysteamine for the potential treatment of Huntington’s Disease.  The Phase 2 clinical trial is being conducted under a previously announced collaboration agreement with The Centre Hospitalier Universitaire d'Angers ("CHU d'Angers"), which has commenced enrolling patients at eight clinical sites throughout France.

“Dosing of the first patient marks a key milestone in the clinical development of DR Cysteamine in patients with Huntington’s Disease,” said Dr. Christophe Verny, Lead Investigator for the Phase 2 clinical trial.  “At present, the treatment for Huntington’s Disease is limited to therapies that can help to minimize some of the symptoms, but does not target the root cause of the disease in an effort to slow its progression. It is our hope that this Phase 2 clinical trial will advance the preclinical work published by Drs. Sandrine Humbert and Frédéric Saudou from the Curie Institute in France, the results of which supported that cysteamine increased brain and blood levels of brain-derived neurotrophic factor (“BDNF”), a growth factor known to be deficient in Huntington’s Disease patients through its inhibition of transglutaminase, a key regulating enzyme in BDNF production, contributing by that mechanism to slowing the progression of the disease.”

The Phase 2 clinical trial will enroll 96 patients for an 18-month, placebo-controlled study. This will be followed by an open-label extension study with all patients on the placebo capsules rolling onto DR Cysteamine and all other patients continuing on DR Cysteamine for up to an additional 18 months. The primary end point of the clinical trial is based upon the Unified Huntington’s Disease Rating Scale (“UHDRS”). Under the collaboration agreement with CHU d'Angers, Raptor will supply DR Cysteamine and placebo capsules for the clinical trial and open-label extension study in exchange for commercial rights to the clinical trial results. Clinical expenses of the study are covered by a grant from the French government (PHRC 2004-03bis CYST-HD).

In addition to intellectual property licensed from the University of California, San Diego ("UCSD") related to its DR Cysteamine programs, Raptor holds exclusive worldwide licenses to intellectual property related to the potential treatment of Huntington’s Disease from the Weizmann Institute of Science in Israel and Japan's Niigata University.

Huntington’s Disease is a rare, progressive, and hereditary neurological disease that often leads to death within 15 to 20 years after diagnosis. The disease is thought to affect as many as 20,000-30,000 patients in the U.S. and a comparable number in Europe. There is no currently available drug that targets the defective gene believed to cause Huntington’s Disease, which results in the degeneration of certain nerve cells in the brain. The disease is characterized by uncontrollable movements and mood swings or depression, followed by dementia.

Grant Awarded to Raptor for Qualifying Therapeutic Discovery Project ("QTDP")

In July 2010, Raptor applied for the QTDP grants from the U.S. Government for five of its research programs including its cystinosis, Huntington’s Disease and NASH (non-alcoholic steatohepatitis) clinical programs and its HepTideTM and WntTideTM preclinical cancer research programs.  Raptor was granted an aggregate of $1 million for all five programs of which $827,000 was funded in October 2010 and the balance will be funded in October 2011.  Raptor received the maximum allowable program award of $244,000 for each of its three clinical programs.

New Issued Patent for NeuroTransTM

Additionally, a third Raptor patent will issue on November 9, 2010 adding to the NeuroTransTM portfolio.  US Patent 7,829,537 includes composition claims on conjugates of RAP-based peptides and therapeutic agents.  In July 2009, Raptor entered into a license and research collaboration agreement with Roche that includes an exclusive worldwide license to NeuroTransTM peptides for use in the delivery of diagnostic and therapeutic molecules across the blood-brain barrier.

About Cysteamine and DR Cysteamine

Immediate-release cysteamine bitartrate is approved for sale by the U.S. Food and Drug Administration (“FDA”) and European Medicines Agency (“EMA”) to treat cystinosis, a rare, genetic lysosomal storage disease. DR Cysteamine is Raptor’s proprietary enteric-coated, microbead formulation of cysteamine bitartrate in gelatin capsules designed to potentially reduce dosing frequency and gastrointestinal side effects.

In June 2010, Raptor announced the commencement of its pivotal Phase 3 clinical trial of DR Cysteamine in cystinosis.  Raptor anticipates completion  of enrollment by the end of 2010 and, if the clinical trial results are positive, plans to file for marketing approval with the FDA and EMA by mid-2011.

In September 2010, the EMA’s European Commission adopted the orphan medicinal product designation of cysteamine bitartrate for the treatment of cystinosis based upon a previously disclosed positive opinion recommendation by the EMA’s Committee for Orphan Medicinal Products.

In December 2007, Raptor obtained an exclusive, worldwide license from the University of California, San Diego (“UCSD”) for the development of cysteamine and DR Cysteamine for a number of potential indications including cystinosis, Huntington’s Disease, and non-alcoholic steatohepatitis.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”),  aldehyde dehydrogenase (“ALDH2”) deficiency, and a non-opioid solution designed to potentially treat chronic pain.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that CHU D’Angers will successfully enroll eight clinical sites for its Phase 2 clinical trial of DR Cysteamine in Huntington’s Disease; that CHU D’Angers will successfully complete its Phase 2 clinical trial of DR Cysteamine in Huntington’s Disease; that this Phase 2 clinical trial will advance the preclinical work published by Drs. Sandrine Humbert and Frédéric Saudou from the Curie Institute in France; that patients on the placebo capsules will roll onto DR Cysteamine and all other patients will continue on DR Cysteamine for up to an additional 18 months; that Raptor will be able to provide clinical trial material for the CHU D’Angers Phase 2 clinical trial, if at all; that DR Cysteamine could potentially reduce dosing frequency and gastrointestinal side effects; that Raptor will complete enrollment of its pivotal Phase 3 clinical trial in cystinosis by the end of 2010; that the pivotal Phase 3 clinical trial of DR Cysteamine in cystinosis will have positive results; that if the clinical trial results are positive, Raptor will be able to file for marketing approval with the FDA and EMA by mid-2011; and Raptor’s ability to successfully develop any of its product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company’s forward looking statements from fruition include that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor may not be able to raise sufficient funds for development or working capital; that Raptor’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company’s process; that Raptor’s patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor’s products may not work as well as hoped or worse; and that the Company’s products may harm recipients. As well, Raptor’s products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the Securities and Exchange Commission (the “SEC”), which Raptor strongly urges you to read and consider, including Raptor’s current report on Form 8-K filed with the SEC on February 5, 2010; and Raptor’s quarterly report on Form 10-Q filed with the SEC on July 15, 2010, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.  Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

The Ruth Group (media)
Jason Rando
(646) 536-7025
jrando@theruthgroup.com